As filed with the Securities and Exchange Commission on April 26, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Microsoft Corporation

(Exact name of registrant as specified in its charter)

Washington	7372	91-1144442
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith R. Dolliver, Esq.

Deputy General Counsel

and Corporate Secretary

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

(425) 882-8080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

William B. Brentani, Esq. Daniel N. Webb, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, CA 94304 Tel: (650) 251-5000 Fax: (650) 251-5002	Corey R. Chivers, Esq. Michael B. Hickey, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED APRIL 26, 2024

MICROSOFT CORPORATION

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

FOR

ANY AND ALL OUTSTANDING RESTRICTED NOTES

SET FORTH OPPOSITE THE CORRESPONDING REGISTERED NOTES

REGISTERED NOTES	RESTRICTED NOTES
$762,661,000 3.400% Notes due 2026 (CUSIP No. 594918CN2)	$762,661,000 3.400% Notes due 2026 (CUSIP Nos. 594918CG7 and U59340AH9)
$354,793,000 3.400% Notes due 2027 (CUSIP No. 594918CQ5)	$354,793,000 3.400% Notes due 2027 (CUSIP Nos. 594918CH5 and U59340AJ5)
$448,585,000 1.350% Notes due 2030 (CUSIP No. 594918CS1)	$448,585,000 1.350% Notes due 2030 (CUSIP Nos. 594918CJ1 and U59340AK2)
$394,262,000 4.500% Notes due 2047 (CUSIP No. 594918CU6)	$394,262,000 4.500% Notes due 2047 (CUSIP Nos. 594918CK8 and U59340AL0)
$1,440,382,000 2.500% Notes due 2050 (CUSIP No. 594918CW2)	$1,440,382,000 2.500% Notes due 2050 (CUSIP Nos. 594918CL6 and U59340AM8)

Principal Terms of the Exchange Offers

These are offers (the “exchange offers”) by Microsoft Corporation, a Washington corporation (“Microsoft,” the “Company,” “we,” “us,” “our,” the “Issuer” or the “Registrant”), to exchange all outstanding unregistered Restricted Notes (as defined below) for an equal principal amount of the respective series of the Company’s 3.400% Notes due 2026 (the “Registered 2026 Notes”), 3.400% Notes due 2027 (the “Registered 2027 Notes”), 1.350% Notes due 2030 (the “Registered 2030 Notes”), 4.500% Notes due 2047 (the “Registered 2047 Notes”) and 2.500% Notes due 2050 (the “Registered 2050 Notes”) (the Registered 2026 Notes, the Registered 2027 Notes, the Registered 2030 Notes, the Registered 2047 Notes and the Registered 2050 Notes, collectively, the “Registered Notes”), the offers of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Company issued the unregistered 3.400% Notes due 2026 (CUSIP Nos. 594918CG7 and U59340AH9) (the “Restricted 2026 Notes”), 3.400% Notes due 2027 (CUSIP Nos. 594918CH5 and U59340AJ5) (the “Restricted 2027 Notes”), 1.350% Notes due 2030 (CUSIP Nos. 594918CJ1 and U59340AK2) (the “Restricted 2030 Notes”), 4.500% Notes due 2047 (CUSIP Nos. 594918CK8 and U59340AL0) (the “Restricted 2047 Notes”) and 2.500% Notes due 2050 (CUSIP Nos. 594918CL6 and U59340AM8) (the “Restricted 2050 Notes”) (the Restricted 2026 Notes, the Restricted 2027 Notes, the Restricted 2030 Notes, the Restricted 2047 Notes and the Restricted 2050 Notes, collectively, the “Restricted Notes”) on November 6, 2023 and November 16, 2023, in private offers pursuant to which such Restricted Notes were exchanged for notes of the Company’s subsidiary, Activision Blizzard, Inc. (“Activision Blizzard”).

Each of the exchange offers will expire at 5:00 p.m., New York City time, on     , 2024, unless the Company extends one or more offers. You may withdraw tenders of Restricted Notes at any time prior to the expiration of the relevant exchange offer. The exchange offers are not subject to any condition other than that they will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offers have been instituted or threatened in any court or by any governmental agency. The exchange offers are not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.

Principal Terms of the Registered Notes

The terms of the Registered Notes to be issued in the exchange offers are substantially identical in all material respects to the terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement (as defined herein). Each series of Registered Notes and the corresponding series of Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture (as defined below), pursuant to which each series of Restricted Notes were, and the corresponding series of Registered Notes will be, issued, along with any additional notes of any applicable series issued pursuant to the Indenture.

The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. The Company does not intend to list the Registered Notes on any securities exchange or to apply for quotation in any automated dealer quotation system, and, therefore, no active public market is anticipated.

The Registered Notes will be Microsoft’s senior unsecured obligations, will rank equally with Microsoft’s other unsecured and unsubordinated debt from time to time outstanding and will be (1) structurally subordinated to all indebtedness and obligations of Microsoft’s subsidiaries, including the outstanding senior notes issued by Activision Blizzard that were not exchanged for Restricted Notes in the Activision Blizzard Exchange Offer (as defined below) and any other indebtedness and liabilities of Microsoft’s subsidiaries and (2) effectively subordinated to all existing and future senior indebtedness secured by liens up to the extent of the value of the collateral securing such indebtedness.

You should carefully consider the risk factors beginning on page 9 of this prospectus before participating in the exchange offers.

Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes and by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of up to 180 days after the expiration date of the applicable exchange offer, if requested by one or more such broker-dealers, the Company will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution.”

None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Registered Notes or the exchange offers or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

The Company has not authorized anyone to provide you with information that is different from the information included or incorporated by reference in this prospectus. The Company cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to offer or sell these securities.

No person is authorized in connection with these exchange offers to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. You should assume that the information contained in this prospectus is accurate only as of its date.

This prospectus does not constitute an offer to sell or buy any Registered Notes in any jurisdiction where it is unlawful to do so.

No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations.

We have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offers and the Registered Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about the Company, the exchange offers, and the Registered Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules and the documents incorporated by reference herein. For a listing of documents incorporated by reference herein, see the section titled “Where You Can Find More Information.” Statements the Company makes in this prospectus or in the documents incorporated by reference herein about certain contracts or other documents are not necessarily complete. When the Company makes such statements, the Company refers you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement incorporates important business and financial information about the Company that is not included or delivered with this document. The registration statement, including its exhibits and schedules, is available at the SEC’s website at http://www.sec.gov. You may also obtain this information without charge upon written or oral request through our Investor Relations Department at:

i

Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052-6399, telephone: 800-285-7772 (U.S.) or (425) 706-4400 (international), e-mail: msft@microsoft.com or http://www.microsoft.com/en-us/investor.

In order to ensure timely delivery, you must request the information no later than     , 2024, which is five business days before the expiration of the exchange offers.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes estimates, projections, statements relating to Microsoft’s business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this prospectus. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. Microsoft describes risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” of this prospectus; under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” of Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023; and under the heading “Risk Factors” included in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Microsoft undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise. These risks and uncertainties also include, without limitation:

•	uncertainty as to the trading value of the Registered Notes;

•	strategic and competitive risks, including risks related to intense competition across all markets for Microsoft’s products and services, which may lead to lower revenue or operating margins;

•	risks relating to the evolution of Microsoft’s business, including developing new technologies;

•	risks relating to cybersecurity, data privacy and platform abuse;

•	operational and infrastructure risks;

•	legal, regulatory and litigation risks;

•	intellectual property risks;

•	risks relating to Microsoft’s reputation and brands;

•	risks relating to adverse economic or market conditions;

•	risks relating to catastrophic events or geopolitical conditions; and

•	risks relating to attracting and retaining employees.

All of the forward-looking statements Microsoft makes in or in connection with this prospectus are qualified by the information contained or incorporated by reference herein, including the information contained under this heading and the information detailed in Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024 and other filings Microsoft makes with the SEC that are incorporated herein by reference. For additional information, see the sections titled “Risk Factors” and “Where You Can Find More Information” elsewhere in this prospectus.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Except to the extent required by applicable law, Microsoft does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

iii

SUMMARY

The following is a summary of some of the information contained or incorporated by reference in this prospectus. This summary does not contain all the details concerning the exchange offers or the Registered Notes, including information that may be important to you. To better understand our business and financial position, you should carefully review this entire document and the documents incorporated by reference herein, including the information under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Microsoft Corporation

Microsoft is a technology company whose mission is to empower every person and every organization on the planet to achieve more. We strive to create local opportunity, growth, and impact in every country around the world. We are creating the platforms and tools, powered by artificial intelligence, that deliver better, faster, and more effective solutions to support small and large business competitiveness, improve educational and health outcomes, grow public-sector efficiency, and empower human ingenuity. From infrastructure and data, to business applications and collaboration, we provide unique, differentiated value to customers.

Our principal executive offices are located at One Microsoft Way, Redmond, Washington 98052-6399, and our main telephone number is (425) 882-8080. We maintain a website at http://www.microsoft.com. However, our website and the information on our website is not part of, and is not incorporated by reference into, this prospectus.

THE EXCHANGE OFFERS

Background	On November 6, 2023, we (i) completed early settlement of our private exchange offers to all eligible holders for any and all outstanding notes issued by Activision Blizzard (the “Activision Blizzard Exchange Offer”) and issued Restricted Notes and (ii) in connection with the completion of the Activision Blizzard Exchange Offer, entered into a registration rights agreement with the dealer managers of the Activision Blizzard Exchange Offer with respect to the Restricted Notes (the “Registration Rights Agreement”). On November 16, 2023, we completed final settlement of the Activision Blizzard Exchange Offer and issued additional Restricted Notes. We are offering to issue the Registered Notes in exchange for the Restricted Notes to satisfy our obligations under the Registration Rights Agreement to holders of the Restricted Notes.

After the exchange offers are complete, holders of Restricted Notes will no longer be entitled to any exchange or registration rights with respect to the Restricted Notes, except in the limited circumstances described in the Registration Rights Agreement.

Exchange Offers	We are offering to exchange the Restricted Notes for a like principal amount of the applicable Registered Notes of the same series, the offer of which has been registered under the Securities Act.

The Registered Notes will be substantially identical in all material respects to the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.

The Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. You should read the discussion under the headings “The Registered Notes” and “Description of the Notes” for further information regarding the Registered Notes. You should also read the discussion under the heading “Terms of the Exchange Offers” for further information regarding the exchange offers and resale of the Registered Notes.

Resales	Based on interpretations by the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Company believes that the Registered Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that you:

•	are acquiring the Registered Notes in the ordinary course of business;

•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes; and

•	you are not an “affiliate” of the Company as defined in Rule 405 of the Securities Act.

By exchanging your Restricted Notes for Registered Notes, as described below, you will be deemed to be making representations to this effect.

Each participating broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activity will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of the Registered Notes. See “Plan of Distribution.”

Any holder of Restricted Notes who:

•	is an affiliate of the Company as defined in Rule 405 of the Securities Act;

•	does not acquire the Registered Notes in the ordinary course of its business; or

•

cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Registered Notes. The Company will not assume, nor will the Company indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Registered Notes issued in the exchange offers absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

If for any reason the exchange offers are not completed on or prior to January 29, 2025 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will be required to use commercially reasonable efforts to file and cause to become effective a shelf registration statement under the Securities Act which would cover resales of the registrable securities of such series held by such persons. See “Terms of the Exchange Offers—Additional Obligations.”

Expiration Time	The exchange offers will expire at 5:00 p.m., New York City time, on , 2024, or such later date and time to which the Company extends it. The Company does not currently intend to extend the expiration time for any of the offers.

Conditions to the Exchange Offers	The exchange offers are subject to the following conditions, which the Company may waive:

•	the exchange offers do not violate applicable law, rule, regulation or applicable interpretations of the staff of the SEC; and

•

there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to these exchange offers, which, in the Company’s judgment, could reasonably be expected to impair the Company’s ability to proceed with the exchange offers.

The exchange offers are not conditioned upon any minimum aggregate principal amount of the Restricted Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.

See “Terms of the Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering the Restricted Notes	If you wish to participate in the exchange offers and your Restricted Notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Restricted Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure that you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration time in order to allow adequate processing time for their instruction. You must tender Restricted Notes through the Automated Tender Offer Program (“ATOP”) maintained by The Depository Trust Company (“DTC”), as described under “Terms of the Exchange Offers—Procedures for Tendering Restricted Notes.”

We have not provided guaranteed delivery procedures in conjunction with the exchange offers. No letter of transmittal will be used in connection with the exchange offers. The valid electronic transmission of acceptance through ATOP shall constitute delivery of your Restricted Notes in connection with the exchange offers.

For further information, call the exchange agent at the telephone numbers set forth under “Terms of the Exchange Offers—Exchange Agent” or consult your bank, broker, dealer, trust company or other nominee for assistance.

If you are a beneficial owner that holds Restricted Notes through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), and wish to tender your Restricted Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Restricted Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear or Clearstream directly to ascertain their procedures for tendering Restricted Notes.

By tendering your Restricted Notes through ATOP, you will be deemed to represent to the Company that, among other things:

•	any Registered Notes that you receive will be acquired in the ordinary course of business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Registered Notes;

•

if you are a broker-dealer that will receive Registered Notes for your own account in exchange for Restricted Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of the Registered Notes; and

•	you are not an “affiliate” of the Company as defined in Rule 405 under the Securities Act.

Withdrawal of Tenders	Tenders of the Restricted Notes pursuant to the exchange offers may be withdrawn at any time prior to the expiration time. To withdraw, you must send a written notice of withdrawal to the exchange agent at its address indicated under “Terms of the Exchange Offers—Exchange Agent” before the expiration time of the exchange offers.

Acceptance of the Restricted Notes and Delivery of the Registered Notes	If all of the conditions to the completion of these exchange offers are satisfied, the Company will accept any and all Restricted Notes that are properly tendered in these exchange offers and not properly withdrawn before the expiration time. The Company will return any Restricted Notes that the Company does not accept for exchange to its registered holder at the Company’s expense promptly after the expiration time. The Company will deliver the Registered Notes to the registered holders of Restricted Notes accepted for exchange promptly after the expiration time and acceptance of such Restricted Notes. See “Terms of the Exchange Offers—Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes.”

Effect on Holders of the Restricted Notes

As a result of making, and upon acceptance for exchange of all validly tendered Restricted Notes pursuant to the terms of, the exchange offers, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Restricted Notes does not tender its Restricted Notes in the exchange offers, such holder will continue to hold its Restricted Notes and such holder will be entitled to all the rights and limitations applicable to the Restricted Notes in the Indenture (as defined below in “The Registered Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offers. See “Terms of the Exchange Offers—Purpose and Effect of the Exchange Offers.”

Consequences of Failure to Exchange	All untendered Restricted Notes will continue to be subject to the restrictions on transfer provided for in the Restricted Notes and in the Indenture. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Restricted Notes will likely become more limited to the extent that other holders of Restricted Notes participate in the exchange offers. Following consummation of the exchange offers, the Company will not be required to register under the Securities Act any Restricted Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Restricted Notes not eligible to participate in the exchange offers pursuant to the Registration Rights Agreement. If your Restricted Notes are not tendered and accepted in the exchange offers, it may become more difficult to sell or transfer the Restricted Notes. See “Terms of the Exchange Offers—Additional Obligations” and “Risk Factors.”

Material U.S. Federal Income Tax Considerations	The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth under the heading “Terms of the Exchange Offers—Exchange Agent.”

THE REGISTERED NOTES

The terms of the Registered Notes are summarized below. This summary is not a complete description of the Registered Notes. For a more detailed description of the Registered Notes, see the discussion under the heading “Description of the Notes.” In this section, the terms “Microsoft,” the “Company,” the “Issuer,” “we” and “our” refer only to Microsoft Corporation and not any of its subsidiaries. Other than the restrictions on transfer, registration rights and additional interest provisions, each series of the Registered Notes will have the same terms as the corresponding series of the Restricted Notes.

The Restricted Notes were, and the Registered Notes will be, issued by Microsoft Corporation. The following table sets forth the title (including interest rate), CUSIP numbers of corresponding series of Restricted Notes, maturity date, aggregate principal amount and interest payment dates of each series of Registered Notes offered hereby. The Restricted Notes were, and the Registered Notes will be, issued pursuant to the Fifteenth Supplemental Indenture, dated as of November 6, 2023 (the “Fifteenth Supplemental Indenture”), to the Indenture, dated as of May 18, 2009 (the “Base Indenture”; the Base Indenture as amended, supplemented or otherwise modified by the Fifteenth Supplemental Indenture, the “Indenture”), between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Title (Including Interest Rate)	CUSIP Nos. of Corresponding Series of Restricted Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
3.400% Notes due 2026	594918CG7 and U59340AH9	September 15, 2026	$762,661,000	March 15 and September 15
3.400% Notes due 2027	594918CH5 and U59340AJ5	June 15, 2027	$354,793,000	June 15 and December 15
1.350% Notes due 2030	594918CJ1 and U59340AK2	September 15, 2030	$448,585,000	March 15 and September 15
4.500% Notes due 2047	594918CK8 and U59340AL0	June 15, 2047	$394,262,000	June 15 and December 15
2.500% Notes due 2050	594918CL6 and U59340AM8	September 15, 2050	$1,440,382,000	March 15 and September 15

Interest Payment Dates

Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date on which interest was paid on the applicable series of Restricted Notes prior to the date such series of Registered Notes are issued, which was December 15, 2023 in the case of the Registered 2027 Notes and the Registered 2047 Notes and March 15, 2024 in the case of the Registered 2026 Notes, the Registered 2030 Notes and the Registered 2050 Notes. The holders of the Restricted Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Restricted Notes from the last interest payment date on which interest was paid on such Restricted Notes, if any, or the applicable Activision Blizzard notes surrendered in exchange therefor in the Activision Blizzard Exchange Offer, to the date of issuance of the Registered Notes. Interest on the Restricted Notes accepted for exchange will cease to accrue upon issuance of the Registered Notes. Interest is payable on the Registered Notes beginning with the first interest payment date following the consummation of the exchange offers.

Ranking	The Registered Notes will be Microsoft’s senior unsecured obligations and will rank equally with Microsoft’s other unsecured and unsubordinated debt from time to time outstanding.

Optional Redemption	Each series of Registered Notes to be issued in the exchange offers will have the same redemption provisions as the corresponding series of Restricted Notes for which they are being offered in exchange.

For more information on the redemption provisions of the Registered Notes of each series, see “Description of the Notes—Optional Redemption.”

Use of Proceeds	The Company will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Form and Denominations	The Registered Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. The Registered Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	For a discussion of factors you should carefully consider before deciding to invest in the Registered Notes, see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages iii and 9, respectively, of this prospectus and the “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2023, December 31, 2023, and March 31, 2024, which documents are incorporated by reference in this prospectus.

No Public Market	The Registered Notes are new securities, and there is currently no established trading market for the Registered Notes. See “Risk Factors.” An active trading market may not develop for the Registered Notes, and we do not intend to apply to list the Registered Notes on any securities exchange or for quotation in any automated dealer quotation system.

Governing Law	The Indenture is, and the Registered Notes upon issuance will be, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

Investing in the Registered Notes involves risks, which risks are substantially equivalent to those applicable to the Restricted Notes exchanged therefor except that the Registered Notes will be registered. Before participating in the exchange offers, you should carefully consider the following risk factors and all other information set forth or incorporated by reference in this prospectus, including the risks and uncertainties described under the heading “Risk Factors” included in Part I, Item 1A of Microsoft’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2023, December 31, 2023, and March 31, 2024. See “Where You Can Find More Information” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus. The risks and uncertainties described below are not the only risks facing us and your investment in the Registered Notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity. The value of the Registered Notes could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Registered Notes

The Indenture governing the Registered Notes does not contain financial covenants or meaningful restrictions on us or our subsidiaries.

Neither Microsoft nor any of its subsidiaries are restricted from incurring additional debt or other liabilities, including debt secured by liens, under the Indenture. Microsoft may from time to time incur additional debt and other liabilities. In addition, Microsoft is not restricted from paying dividends or making distributions on Microsoft’s capital stock or purchasing or redeeming capital stock under the Indenture.

Active trading markets for the Registered Notes may not develop.

The Registered Notes are new issues of securities with no established trading. Microsoft does not intend to apply for listing of the Registered Notes on any securities exchange. We cannot assure you trading markets for the Registered Notes will develop or of the ability of holders of the Registered Notes to sell their notes or of the prices at which holders may be able to sell their notes. The dealer managers are not obligated to make a market in any series of Registered Notes, and any market-making with respect to the Registered Notes may be discontinued, in their sole discretion, at any time without notice. If no active trading markets develop, you may be unable to resell the Registered Notes at any price or at their fair market value.

If trading markets do develop, changes in Microsoft’s ratings or the financial markets could adversely affect the market prices of the Registered Notes.

The market prices of the Registered Notes will depend on many factors, including, among others, the following:

•	ratings on our debt securities assigned by rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Registered Notes.

Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the Registered Notes.

Risks Related to the Exchange Offers

You may have difficulty selling the Restricted Notes that you do not exchange.

If you do not exchange your Restricted Notes for Registered Notes in the exchange offers, you will continue to be subject to the restrictions on transfer of your Restricted Notes described in the legend on your Restricted Notes and we will not be required to offer another opportunity for you to exchange your Restricted Notes for registered notes, except in limited circumstances. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Restricted Notes only if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. We do not intend to register the Restricted Notes that remain outstanding after completion of the exchange offers under the Securities Act. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes. To the extent Restricted Notes are tendered and accepted in the exchange offers, the trading market, if any, for the remaining Restricted Notes would likely be adversely affected. See “Terms of the Exchange Offers—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Restricted Notes.

Because we anticipate that most holders of the Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the exchange offers will be substantially limited. Any Restricted Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the Restricted Notes of the applicable series outstanding. Following the exchange offers, if you do not tender your Restricted Notes you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected.

Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes, or resells Registered Notes that were received by it for its own account in the exchange offers, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Registered Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

In addition to broker-dealers, any noteholder that exchanges its Restricted Notes in the exchange offers for the purpose of participating in a distribution of the Registered Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.

You must comply with the exchange offer procedures in order to receive freely tradable Registered Notes.

Delivery of the Registered Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the exchange offers will be made only if such tenders comply with the exchange offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of the Restricted Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Restricted Notes for exchange. The method of delivery of Restricted Notes and all other required documents to the exchange agent is at the election and risk of the holders of the Restricted Notes.

Consummation of the exchange offers may not occur.

Each of the exchange offers is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offers—Conditions to the Exchange Offers.” Even if the exchange offers are completed, they may not be completed on the timing described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Registered Notes, during which time such holders will not be able to effect transfers of their Restricted Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Restricted Notes for exchange pursuant to an exchange offer, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the exchange offers at any time before our announcement of whether we will accept valid tenders of Restricted Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Registered Notes. In consideration for issuing the Registered Notes as contemplated in this prospectus, the Company will receive in exchange Restricted Notes in like principal amount, which will be cancelled, and, as such, issuing the Registered Notes will not result in any increase in the Company’s indebtedness.

TERMS OF THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We and the dealer managers entered into a Registration Rights Agreement with respect to the Restricted Notes on November 6, 2023. Pursuant to the Registration Rights Agreement, we agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on Form S-4 with respect to a registered offer to exchange each series of Restricted Notes for a like aggregate principal amount of Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act by January 29, 2025. In furtherance of the foregoing, we have filed with the SEC a registration statement on Form S-4 (File No. 333-    ) with respect to the exchange offers and the Registered Notes. We agreed to use commercially reasonable efforts to complete the exchange offer for each series of notes within 60 days after the registration statement is declared effective by the SEC. If for any reason the exchange offers are not completed on or prior to January 29, 2025 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will be required to use commercially reasonable efforts to file and cause to become effective a shelf registration statement under the Securities Act which would cover resales of the registrable securities of such series held by such persons.

After the SEC declares this exchange offer registration statement effective, we will offer the Registered Notes in return for the Restricted Notes. Each of the exchange offers will remain open for no fewer than 20 business days (or longer if required by applicable law) beginning with the date we electronically deliver notice of such exchange offer to the holders of the applicable Restricted Notes. For each Restricted Note surrendered to us pursuant to an exchange offer, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date on which interest was paid on the applicable series of Restricted Notes prior to the date such series of Registered Notes are issued, which was December 15, 2023 in the case of the Registered 2027 Notes and the Registered 2047 Notes and March 15, 2024 in the case of the Registered 2026 Notes, the Registered 2030 Notes and the Registered 2050 Notes.

Under existing SEC interpretations, the Registered Notes acquired in the exchange offers by holders of Restricted Notes will be freely transferable without further registration under the Securities Act if the holder of the Registered Notes is acquiring the Registered Notes in the ordinary course of its business, has no arrangement or understanding to participate in the distribution of the Registered Notes and is not an affiliate of the Company, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Registered Notes in a registered exchange offer will also have a prospectus delivery requirement with respect to resales of such Registered Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to Registered Notes (other than a resale of an unsold allotment from the original sale of the Restricted Notes) with the prospectus contained in the exchange offer registration statement relating to such Registered Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

A holder of Restricted Notes who exchanges its Restricted Notes for Registered Notes in the exchange offers will be deemed to represent that (1) any Registered Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes in violation of the provisions of the Securities Act and it is not engaged in, and does not intend to engage in, the distribution of the Registered Notes, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, and (4) if such holder is a broker-dealer that will receive the Registered Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

The Registration Rights Agreement provides, among other things, that if we have not exchanged Registered Notes for all Restricted Notes validly tendered in accordance with the terms of the exchange offers on or prior to January 29, 2025, or if a shelf registration statement is required under the limited circumstances set forth in the Registration Rights Agreement and such shelf registration statement is not declared effective on or prior to the 60th day after the later of January 29, 2025 and the date on which the Company receives a duly executed request from certain holders of Restricted Notes for the filing of a shelf registration, then the annual interest rate on the Restricted Notes will increase initially by 0.25% per annum for the first 90-day period immediately following the occurrence of such registration default. The annual interest rate on the Restricted Notes will increase by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum. The additional interest will cease to accrue when all registration defaults are cured. See “Exchange Offers; Registration Rights.”

Resale of Registered Notes

Based on the position that the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated and Shearman & Sterling, the Registered Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of the Restricted Notes who wishes to exchange its Restricted Notes for Registered Notes can make the representations set forth below under “—Procedures for Tendering the Restricted Notes.” However, if such holder intends to participate in a distribution of the Registered Notes, is a broker-dealer that acquired the Restricted Notes directly from us for its own account in the initial offering of the Restricted Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of the Company as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Restricted Notes. See “—Additional Obligations” below.

A broker-dealer that has acquired Restricted Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any Registered Notes it receives for its own account in the exchange offers. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, we will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of Restricted Notes in any jurisdiction in which these exchange offers or the acceptance of the exchange offers would not be in compliance with the securities or blue sky laws.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any and all Restricted Notes properly tendered and not withdrawn prior to the expiration time. The Restricted Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of Registered Notes in exchange for a corresponding principal amount of Restricted Notes surrendered in the exchange offers. In exchange for each Restricted Note surrendered in the exchange offers, we will issue a Registered Note with a like principal amount.

The form and terms of the Registered Notes will be substantially identical in all material respects to the form and terms of the Restricted Notes, except that the Registered Notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement.

The Registered Notes will evidence the same debt as the Restricted Notes. The Registered Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes. Consequently, each series of Registered Notes and the corresponding Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture for all purposes of the Indenture, along with any additional notes of any applicable series issued pursuant to the Indenture.

The exchange offers are not conditioned upon any minimum aggregate principal amount of Registered Notes being tendered for exchange. None of the exchange offers is conditioned on the consummation of any of the other exchange offers.

There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Restricted Notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.

We will be deemed to have accepted for exchange properly tendered Restricted Notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Registered Notes from the Company and delivering the Registered Notes to such holders. Subject to the terms of the exchange offers and the Registration Rights Agreement, we expressly reserve the right to amend or terminate any of the exchange offers, and to not accept for exchange any Restricted Notes not previously accepted for exchange. Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers

We will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offers. It is important that you read the section titled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Time; Extensions; Amendments

Each of the exchange offers will expire at 5:00 p.m., New York City time, on     , 2024, unless, in our sole discretion, we extend the expiration time of such exchange offer.

In order to extend the exchange offers, we will notify the exchange agent in writing of any extension of such exchange offer. We will notify registered holders of the applicable Restricted Notes in writing or by public announcement of the extension, if any, of the expiration time by no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

We expressly reserve the right, in our sole discretion:

•	to delay accepting for exchange any Restricted Notes due to an extension of the exchange offers;

•

to extend the exchange offers or to terminate the exchange offers and to refuse to accept Restricted Notes not previously accepted if any of the conditions set forth under “—Conditions to the Exchange Offers” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension or termination will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Restricted Notes. If we amend any of the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Restricted Notes of such amendment.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of any of the exchange offers, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If we make any material change to any of the exchange offers, we will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of relevant Restricted Notes. In addition, we will extend the relevant exchange offer(s) for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer(s) would otherwise expire during that period. We will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offers.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers, we will not be required to accept for exchange, or exchange any Registered Notes for, any Restricted Notes, and we may terminate any of the exchange offers as provided in this prospectus before accepting any Restricted Notes for exchange, if:

•	the exchange offers would violate any applicable law, rule, regulation or applicable interpretations of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offers.

In addition, we will not be obligated to accept for exchange the Restricted Notes of any holder that has not been deemed to have made the representations described under “—Purpose and Effect of the Exchange Offers,” “—Procedures for Tendering the Restricted Notes” and “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Registered Notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which any of the exchange offers are open. Consequently, we may delay acceptance of any Restricted Notes by giving written notice (including by public announcement) of such extension to the registered holders of the relevant Restricted Notes as promptly as practicable. During any such extensions, all relevant Restricted Notes previously tendered will remain subject to the applicable exchange offers, and we may accept them for exchange unless they have been previously withdrawn. We will return any Restricted Notes that we do not accept for exchange for any reason without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

We expressly reserve the right to amend or terminate any of the exchange offers, and to reject for exchange any Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the relevant Restricted Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion; provided that any waiver of a condition of tender with respect to any of the exchange offers will apply to all of the relevant, outstanding Restricted Notes and not only to particular relevant Restricted Notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any Restricted Notes tendered, and will not issue Registered Notes in exchange for any such Restricted Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Procedures for Tendering the Restricted Notes

If you wish to participate in the exchange offers and your Restricted Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Restricted Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their bank, broker, custodian or other nominee at least five business days prior to the expiration time, as the case may be, in order to allow adequate processing time for their instruction.

To participate in the exchange offers, you must comply with the ATOP procedures for book-entry transfer described below prior to the expiration time. We have not provided guaranteed delivery procedures in conjunction with the exchange offers. No letter of transmittal will be used in connection with the exchange offers. The valid electronic transmission of acceptance through ATOP shall constitute delivery of your Restricted Notes in connection with the exchange offers.

If you wish to tender Restricted Notes held on your behalf by a nominee with DTC, you must:

•	inform your nominee of your interest in tendering your Restricted Notes pursuant to the applicable exchange offer; and

•	instruct your nominee to tender all Restricted Notes you wish to be tendered in the exchange offers in accordance with the procedures described below.

For a holder to validly tender Restricted Notes pursuant to the exchange offers, an Agent’s Message (as defined below) transmitted through DTC must be received by the exchange agent at or prior to the expiration time, and the Restricted Notes must be transferred pursuant to the procedures for book-entry transfer described below and a Book-Entry Confirmation (as defined below) must be received by the exchange agent, in each case at or prior to the expiration time. In all cases, the exchange of Restricted Notes tendered and accepted for exchange pursuant to the exchange offers will be made only after timely receipt by the exchange agent of:

•	a Book-Entry Confirmation with respect to such Existing Notes; and

•	an Agent’s Message transmitted through DTC.

Any acceptance of an Agent’s Message transmitted through ATOP is at the election and risk of the person transmitting such Agent’s Message and delivery will be deemed made only when actually received by the exchange agent. No documents should be sent to us or the trustee.

The exchange agent will establish an account with respect to each series of Restricted Notes at DTC for purposes of the exchange offers, and any financial institution that is a nominee in DTC, including Euroclear and Clearstream, may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s account in accordance with the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an Agent’s Message to the exchange agent. The Agent’s Message, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at or prior to the expiration time in order to be eligible to receive the applicable Registered Notes. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC or us does not constitute delivery to the exchange agent.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express and unconditional acknowledgment from the participant in DTC described in such Agent’s Message, stating (i) the aggregate principal amount of Restricted Notes that have been tendered by such participant pursuant to the exchange offers, (ii) that such participant has received the prospectus and agrees to be bound by the terms of the exchange offers as described in this prospectus and (iii) that we may enforce such agreement against such participant.

If you are a beneficial owner which holds Existing Notes through Euroclear or Clearstream and wish to tender your Existing Notes, you are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Restricted Notes.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Restricted Notes will be determined by us in our absolute discretion, which determination will be final and binding, subject to holders of Restricted Notes disputing such determination in a court of competent jurisdiction. We reserve the absolute right to reject any and all tendered Restricted Notes determined by us not to be in proper form or not to be tendered properly or any tendered Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Restricted Notes, whether or not waived in the case of other Restricted Notes. Our interpretation of the terms and conditions of the exchange offers, including the terms and instructions in this prospectus, will be final and binding on all parties, subject to holders of Restricted Notes disputing such determination in a court of competent jurisdiction. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Restricted Notes, neither we, nor the exchange agent or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Restricted Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Restricted Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the Restricted Notes. Holders may contact the exchange agent for assistance with these matters.

By tendering its Restricted Notes in connection with the exchange offers, each tendering holder of Restricted Notes will be deemed to represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Registered Notes;

•	the Registered Notes will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Registered Notes; and

•

if such holder is a broker-dealer that will receive Registered Notes for its own account in exchange for Restricted Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Registered Notes. See “Plan of Distribution.”

Acceptance of Restricted Notes for Exchange; Delivery of Registered Notes

Upon satisfaction of all of the conditions to the applicable exchange offer, we will accept, promptly after the expiration date, all relevant Restricted Notes validly tendered and not validly withdrawn. We will issue the Registered Notes promptly after the expiration of the applicable exchange offer and acceptance of the relevant Restricted Notes. See “—Conditions to the Exchange Offers” above. For purposes of the exchange offers, we will be deemed to have accepted validly tendered Restricted Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.

For each Restricted Note accepted for exchange, the holder of the Restricted Note will receive a Registered Note having a principal amount equal to that of the surrendered Restricted Note. Restricted Notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offers. Holders of Restricted Notes whose Restricted Notes are accepted for exchange will not receive any payment for accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offers and will be deemed to have waived their rights to receive such accrued interest on the Restricted Notes.

In all cases, issuance of Registered Notes for Restricted Notes will be made only after timely receipt by the exchange agent of:

•	Book-Entry Confirmation of the deposit of the Restricted Notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly transmitted Agent’s Message; and

•	all other required documents.

Unaccepted or non-exchanged Restricted Notes will be returned without expense to the tendering holder of the Restricted Notes promptly after the expiration of the applicable exchange offer. In the case of Restricted Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Restricted Notes will be returned or recredited promptly after the expiration of the applicable exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Restricted Notes must make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer, including its ATOP procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of this book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from the participant that the participant has received the prospectus and agrees to be bound by the terms of the exchange offers described in this prospectus and that we may enforce such terms against the participant. Delivery of Registered Notes issued in the exchange offers will be effected through book-entry transfer at DTC. However, an Agent’s Message, with any other required documents, must be transmitted to, and received by, the exchange agent at its account at DTC prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of Restricted Notes may withdraw (and resubmit) their tenders at any time prior to the expiration of the applicable exchange offers. For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at one of the addresses set forth below under “—Exchange Agent,” or the holder must comply with the appropriate procedure of DTC’s ATOP system.

Any such notice of withdrawal must specify the name of the person who tendered the Restricted Notes to be withdrawn, identify the Restricted Notes to be withdrawn (including the principal amount of such Restricted Notes and the CUSIP numbers and total principal amount of such Restricted Notes) and specify the name in which such Restricted Notes were registered if different from that of the withdrawing holder. Any such notice of withdrawal must also be signed by the person having tendered the Restricted Notes to be withdrawn and be accompanied by any documents of transfer sufficient to permit the Trustee for the Restricted Notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender and, because the Restricted Notes have been tendered through the book-entry procedure, specify the name and number of the participant’s account at DTC to be credited if different than that of the person having tendered the Restricted Notes to be withdrawn.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers. Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for Restricted Notes promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn Restricted Notes may be retendered by following the procedures described under “—Procedures for Tendering the Restricted Notes” above at any time prior to the expiration time.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance or requests for additional copies of this prospectus to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A.

By Regular, Registered or Certified Mail;

Hand or Overnight Delivery:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon

2322 French Settlement, Bldg 100

Dallas, Texas 75212

Attention: Pamela Adamo

For Confirmation by Telephone:

(315) 414-3317

Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agent.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We have agreed under the Registration Rights Agreement to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealers and we will indemnify and hold harmless the holders of the Restricted Notes and the Registered Notes (including any broker-dealers, among other persons) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offers, including out-of-pocket expenses for the exchange agent, will be paid by the Company. We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Restricted Notes by a holder.

Consequences of Failure to Exchange

Holders of Restricted Notes who do not exchange their Restricted Notes for Registered Notes under the exchange offers will remain subject to the restrictions on transfer of such Restricted Notes as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the Restricted Notes under the Securities Act. Based on interpretations of the SEC staff, Registered Notes issued pursuant to the exchange offers may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is the Company’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; so long as the holders acquired the Registered Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Registered Notes to be acquired in the exchange offers. Any holder who tenders in the exchange offers for the purpose of participating in a distribution of the Registered Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

We do not currently anticipate that we will register under the Securities Act any Restricted Notes that remain outstanding after completion of the exchange offers. See “Risk Factors—Risks Related to the Exchange Offers—You may have difficulty selling the Restricted Notes that you do not exchange.”

Accounting Treatment

We will record the Registered Notes in our accounting records at the same carrying value as the Restricted Notes for which they were exchanged in respect of the offer made pursuant to this prospectus, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers. We will expense the costs of the exchange offers and amortize the remaining unamortized expenses related to the issuance of the Restricted Notes over the term of the Registered Notes.

Additional Obligations

In the Registration Rights Agreement, we agreed that under certain circumstances we would file a shelf registration statement with the SEC covering resales of notes by holders thereof if, for any reason, the exchange offers are not completed on or prior to January 29, 2025 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement. In such an event, we would be under a continuing obligation to use commercially reasonable efforts to keep the shelf registration statement effective and to provide copies of the latest version of the prospectus contained therein to any broker-dealer that requests copies for use in a resale.

Other

Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered Restricted Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Restricted Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Restricted Notes.

DESCRIPTION OF THE NOTES

For purposes of this section “Description of the Notes,” the terms “Microsoft,” the “Company,” “we,” “us” and “our” refer to Microsoft Corporation (parent company only) and not to any of its subsidiaries. The terms of the Registered Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following is a summary of the material provisions of the Indenture. Because this is a summary, it may not contain all of the information that is important to you. You should read the Indenture in its entirety. See “Where You Can Find More Information.” Capitalized terms used but not defined in this prospectus have the meanings assigned in the Indenture.

General

The Registered Notes will be issued in five series of debt securities under the Fifteenth Supplemental Indenture, dated as of November 6, 2023 (the “Fifteenth Supplemental Indenture”), to the Indenture, dated as of May 18, 2009 (the “Base Indenture”; the Base Indenture as amended, supplemented or otherwise modified by the Fifteenth Supplemental Indenture, the “Indenture”). The Registered Notes will be our senior unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding.

The Registered 2026 Notes initially will be limited to up to $762,661,000 aggregate principal amount and have a maturity date of September 15, 2026. The Registered 2027 Notes initially will be limited to up to $354,793,000 aggregate principal amount and have a maturity date of June 15, 2027. The Registered 2030 Notes initially will be limited to up to $448,585,000 aggregate principal amount and have a maturity date of September 15, 2030. The Registered 2047 Notes initially will be limited to up to $394,262,000 aggregate principal amount and have a maturity date of June 15, 2047. The Registered 2050 Notes initially will be limited to up to $1,440,382,000 aggregate principal amount and have a maturity date of September 15, 2050. We may, at any time and from time to time issue additional Registered Notes of each series of Registered Notes offered hereby without the consent of the holders of that series of Registered Notes, but we will not issue such additional Registered Notes unless (i) they are fungible for U.S. federal income tax purposes with the relevant series of Registered Notes offered hereby or (ii) they are issued with a separate CUSIP number.

The Registered Notes will be subject to legal defeasance and covenant defeasance as provided below under “—Discharge, Defeasance and Covenant Defeasance.”

The Registered Notes of each series will be issued in a form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

The Registered Notes will not benefit from any sinking fund.

Each series of Registered Notes and the corresponding series of Restricted Notes that are not exchanged in the applicable exchange offer will be treated as a single series of debt securities under the Indenture, pursuant to which each series of Restricted Notes were, and the corresponding series of Registered Notes will be, issued, along with any additional notes of any applicable series (collectively with the Registered Notes and the Restricted Notes of such series, the “Notes”) issued pursuant to the Indenture.

Interest and Principal

Interest on each series of Registered Notes will accrue from the most recent interest payment date on which interest was paid on the applicable series of Restricted Notes that, in each case, occurs prior to the date such series of Registered Notes are issued (as applicable to each such series of Registered Notes, the “Initial Interest Accrual Date”), which was December 15, 2023 in the case of the Registered 2027 Notes and the Registered 2047

Notes and March 15, 2024 in the case of the Registered 2026 Notes, the Registered 2030 Notes and the Registered 2050 Notes, at a rate per annum equal to (a) in the case of the Registered 2026 Notes, 3.400%, payable semi-annually in arrears on March 15 and September 15 of each year, (b) in the case of the Registered 2027 Notes, 3.400%, payable semi-annually in arrears on June 15 and December 15 of each year, (c) in the case of the Registered 2030 Notes, 1.350%, payable semi-annually in arrears on March 15 and September 15 of each year, (d) in the case of the Registered 2047 Notes, 4.500%, payable semi-annually in arrears on June 15 and December 15 of each year, and (e) in the case of the Registered 2050 Notes, 2.500%, payable semi-annually in arrears on March 15 and September 15 of each year.

General

We will pay the principal of and interest on each Registered Note to the registered holder in U.S. dollars in immediately available funds. Payment will be made upon presentation of the Registered Notes at the office or agency we maintain for this purpose currently at the trustee’s office located at 311 South Wacker Drive, Suite 6200B, Floor 62, Chicago, Illinois 60606, Attention: Corporate Trust Administration – Microsoft Corporation; provided, however, that payment of interest may be made at our option by check mailed to the registered holder on the record date at such address as shall appear in the security register or by wire transfer of immediately available funds to an account specified in writing by such holder to us and the trustee prior to the relevant record date. Notwithstanding anything to the contrary in this prospectus, so long as the Registered Notes are in book-entry form, we will make payments of principal and interest through the trustee to DTC.

Interest payable on any interest payment date for a series of Registered Notes or the maturity date for that series of Registered Notes will be the amount of interest accrued from, and including, the next preceding interest payment date for that series of Registered Notes in respect of which interest has been paid or duly provided for (or from and including the applicable Initial Interest Accrual Date, if no interest has been paid or duly provided for with respect to the Registered Notes of that series) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date falls on a day that is not a business day, the interest payment will be made on the next succeeding business day, and we will not be liable for any additional interest as a result of the delay in payment. If a maturity date falls on a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding business day. The term “business day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

Ranking

The Registered Notes will be Microsoft’s senior unsecured obligations and will rank equally with Microsoft’s other unsecured and unsubordinated debt from time to time outstanding.

Optional Redemption

Prior to the applicable Par Call Date (as defined below), Microsoft may redeem Registered Notes of any series of Registered Notes at Microsoft’s option, in whole or in part, at any time and from time to time, at a redemption price as calculated by Microsoft (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Registered Notes being redeemed discounted to the redemption date (assuming that such Registered Notes matured on their applicable Par Call Date), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus: 30 basis points in the case of the Registered 2026 Notes, 20 basis points in the case of the Registered 2027 Notes, 15 basis points in the case of the Registered 2030 Notes, 25 basis points in the case of the

Registered 2047 Notes and 20 basis points in the case of the Registered 2050 Notes less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the Registered Notes being redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, Microsoft may redeem Registered Notes of any series at Microsoft’s option, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Registered Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Installments of interest on Registered Notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the applicable Registered Notes and the Indenture.

“Par Call Date” means (i) with respect to the Registered 2026 Notes, June 15, 2026, (ii) with respect to the Registered 2027 Notes, March 15, 2027, (iii) with respect to the Registered 2030 Notes, June 15, 2030, (iv) with respect to the Registered 2047 Notes, December 15, 2046, and (v) with respect to the Registered 2050 Notes, March 15, 2050.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Microsoft in accordance with the following two paragraphs:

The Treasury Rate shall be determined by Microsoft after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Microsoft shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and Microsoft shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Microsoft shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Microsoft shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Microsoft shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on the applicable date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time on the applicable date, of such United States Treasury security, and rounded to three decimal places.

Microsoft’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be mailed or electronically delivered at least 10 but not more than 60 days before the redemption date to each holder of record of the Registered Notes to be redeemed at its registered address.

The notice of redemption for the Registered Notes will state, among other things, the amount of Registered Notes to be redeemed, the redemption date, conditions to such redemption (if any), the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.

Unless Microsoft defaults in the payment of the redemption price, interest will cease to accrue on any Registered Notes that have been called for redemption at the redemption date. If less than all of the Registered Notes of a series are to be redeemed, the Registered Notes of such series to be redeemed will be selected according to DTC procedures, in the case of Registered Notes represented by a global note, or by lot, in the case of Registered Notes that are not represented by a global note.

Certain Covenants

The Indenture sets forth limited covenants, including the covenant described below, that will apply to each series of Registered Notes. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the Registered Notes and the Indenture;

•	immediately after giving effect to such transaction, no default or event of default under the Indenture has occurred and is continuing; and

•

if requested, the trustee receives from us an officers’ certificate and an opinion of counsel that the merger, consolidation or transfer and such supplemental indenture, as the case may be, complies with the applicable provisions of the Indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the Indenture, the Successor will be substituted for us in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor may exercise our rights and powers under the Indenture, and we will be released from all our liabilities and obligations under the Indenture and under the Registered Notes.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the Registered Notes for “new” Registered Notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the Registered Notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the Indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the Registered Notes:

(1)	default in the payment of any installment of interest on the Notes for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on the Notes when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of the Notes;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the Indenture with respect to the Notes (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5)	we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

•	and the order or decree remains unstayed and in effect for 90 days.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to the Notes of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding Notes of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the Notes of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding Notes of any series may rescind a declaration of acceleration and its consequences if we have deposited certain sums with the trustee and all events of default with respect to the Notes of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the Indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the Notes;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding Notes of such series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding Notes of such series.

The holders of a majority in aggregate principal amount of outstanding Notes of a particular series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of the Registered Notes will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the Registered Notes and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the Indenture and the Notes may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Notes of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, the Notes;

•

reduce the principal amount of the Notes or reduce the amount of the principal of the Notes which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on the Notes;

•	reduce any premium payable on the redemption of the Notes or change the date on which the Notes may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on the Notes is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of the Notes (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for voting by holders of the Notes in the Indenture or the Notes;

•

modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the Notes except to increase any percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of the Notes affected thereby;

•

make any change that adversely affects the right to convert or exchange the Notes or decreases the conversion or exchange rate or increases the conversion price of the Notes, unless such decrease or increase is permitted by the terms of the Notes; or

•	modify any of the above provisions.

Microsoft and the trustee under the Indenture may, without the consent of any holders, modify or amend the terms of the Indenture and any series of Notes with respect to the following:

•	to add to our covenants for the benefit of holders of the Notes of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the Indenture pursuant to the covenant described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the Notes of all or any series;

•	to add one or more guarantees for the benefit of holders of the Notes;

•	to secure the Notes pursuant to the covenants of the Indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional Notes of any series;

•	to establish the form or terms of any series of Notes as permitted by the Indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to add to, change or eliminate any of the provisions of the Indenture in respect of one or more newly issued series of notes;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of any series of Notes in any material respect.

The holders of at least a majority in aggregate principal amount of any series of the outstanding Notes may, on behalf of the holders of all Notes of that series, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of the holders of all Notes of that series, waive any past default and its consequences under the Indenture with respect to that series of Notes, except a default (1) in the payment of principal or premium, if any, or interest on that series of Notes or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each Note of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the Indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Book-Entry; Delivery and Form; Global Securities

Each series of Registered Notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

We will not issue certificated securities to you for the Registered Notes you purchase, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased and beneficially own Registered Notes of a particular series. Each participant will then keep a record of its clients who have purchased and beneficially own Registered Notes of a particular series. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominee and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the trustee.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by DTC and its participants. When you purchase notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the notes on DTC’s records. When you actually purchase the Registered Notes, you will become its beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of Registered Notes. DTC’s records will show only the identity of the direct participants and the amount of Registered Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the Registered Notes represented by the global security for all purposes under the Indenture, the Registered Notes and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated Registered Notes and will not be considered to be the owners or holders of any Registered Notes represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the Registered Notes represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

The trustee will wire payments on the Registered Notes to DTC’s nominee. The trustee and we will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of principal, interest, redemption prices, distributions or liquidation amounts, to credit direct participants’ accounts proportionately on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the beneficial owner of notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the trustee or our company.

Unless and until it is exchanged in whole or in part for certificated Registered Notes, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of Registered Notes only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the Registered Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Registered Notes, DTC will exchange each global security for certificated Registered Notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the dealer managers or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The Indenture provides that the global securities will be exchanged for Notes in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(i)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the Indenture and we do not appoint a successor depository within 90 days;

(ii)	we determine that the Notes will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(iii)	an event of default with respect to the Notes will have occurred and be continuing.

These certificated Notes will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Registered Notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When Registered Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Registered Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the Registered Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Registered Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer Registered Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Registered Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Registered Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the Notes of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the Notes have become due and payable) or to the maturity thereof or the redemption date of the Notes of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the Notes of a series (except for, among other things, obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency with respect to the Notes and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the

Notes of a series and clause (4) under the heading “Events of Default” in the Indenture will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the Notes of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the Notes on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the Notes of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the Notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders of the Notes of that series to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Trustee, Paying Agent and Security Registrar

The Bank of New York Mellon Trust Company, N.A. is the trustee, paying agent and security registrar for the Registered Notes offered hereby. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States of America, and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer.

Governing Law

The Indenture is, and the Registered Notes upon issuance will be, governed by and construed in accordance with the laws of the State of New York.

EXCHANGE OFFERS; REGISTRATION RIGHTS

On November 6, 2023, the Company and BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc., CastleOak Securities, L.P., Drexel Hamilton, LLC, Loop Capital Markets LLC, MFR Securities, Inc., Mischler Financial Group, Inc., RBC Capital Markets, LLC, Samuel A Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC, as dealer managers, entered into the Registration Rights Agreement with respect to the Restricted Notes. In the Registration Rights Agreement, the Company agreed, among other things, for the benefit of the holders of the Restricted Notes to use commercially reasonable efforts to (1) cause to be filed a registration statement on Form S-4 with respect to a registered offer to exchange each series of Restricted Notes for Registered Notes, with terms substantially identical in all material respects to such series of Restricted Notes (except that the Registered Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause such registration statement become effective under the Securities Act by January 29, 2025.

If the SEC declares the registration statement of which this prospectus forms a part effective, the Company will offer the Registered Notes in exchange for the Restricted Notes. Each of the exchange offers will remain open for at least 20 business days from the date such prospectus is mailed and/or electronically delivered. For each Restricted Note surrendered to the Company under the exchange offers, the holders of such Restricted Note will receive a Registered Note of such series of equal principal amount. Interest on the Registered Notes will be payable semi-annually and will accrue from the most recent interest payment date on which interest was paid on the applicable series of Restricted Notes prior to the date such series of Registered Notes are issued, which was December 15, 2023 in the case of the Registered 2027 Notes and the Registered 2047 Notes and March 15, 2024 in the case of the Registered 2026 Notes, the Registered 2030 Notes and the Registered 2050 Notes. A holder of registrable securities that participates in the exchange offers will be deemed to make certain representations to us. The Company will use commercially reasonable efforts to complete the exchange offers not later than 60 days after the registration statement becomes effective.

Under existing interpretations of the SEC contained in several no-action letters to third parties, the Registered Notes will be freely transferable after the exchange offers without further registration under the Securities Act, except that any broker-dealer that participates in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act when it resells the Registered Notes. In addition, under applicable interpretations of the staff of the SEC, the Company’s affiliates will not be permitted to exchange their Restricted Notes for Registered Notes in the exchange offers.

The Company will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the Registered Notes. Restricted Notes of any series not tendered in the exchange offers will continue to bear interest at the rate set forth in the Indenture with respect to such series of Restricted Notes and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offers.

If for any reason the exchange offers are not completed on or prior to January 29, 2025 or if, following such date, the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement, then the Company will use commercially reasonable efforts to file and to have become effective a shelf registration statement relating to resales of the Restricted Notes and to keep that shelf registration statement effective until the date that the Restricted Notes cease to be “registrable securities” (as defined below). The Company will, in the event of such a shelf registration, provide to each participating holder of Restricted Notes copies of a prospectus, notify each participating holder of Restricted Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Restricted Notes. A holder of registrable securities that sells Restricted Notes under the shelf registration statement generally will be deemed to make certain representations to the Company, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the Company.

If a “registration default” (as defined below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Restricted Notes of a particular series that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue; however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration defaults end. A “registration default” occurs if (i) the exchange offer registered on a registration statement on Form S-4 for the Restricted Notes validly tendered in accordance with the terms of such registration statement is not completed on or prior to January 29, 2025 or, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the 60th day after the later of (A) January 29, 2025 and (B) the date on which the Company receives a written request from certain holders of the Restricted Notes for the filing of a shelf registration statement or (ii) if applicable, a shelf registration statement covering resales of the Restricted Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (A) on more than two occasions of at least 30 consecutive days during the required effectiveness period as described therein or (B) at any time in any 12-month period during the required effectiveness period as described therein and such failure to remain effective or be so usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default ends with respect to a series of Restricted Notes when such Restricted Note ceases to be a registrable security or, if earlier, in the case of a registration default under clause (ii) of the definition thereof, when the registration statement again becomes effective or the prospectus again becomes usable as permitted by the definition thereof.

The Registration Rights Agreement defines “registrable securities” initially to mean the Restricted Notes and provides that the Restricted Notes will cease to be registrable securities upon the earliest to occur of the following: (i) when a registration statement with respect to such Restricted Notes has become effective and such Restricted Notes have been exchanged or disposed of pursuant to such registration statement, (ii) when such Restricted Notes cease to be outstanding or (iii) when such Restricted Notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided the Company shall have removed or caused to be removed any restrictive legend on the Restricted Notes.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Restricted Notes is payable.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax considerations relating to the exchange of Restricted Notes for Registered Notes in the exchange offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the exchange. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury regulations promulgated under the Code, and administrative rulings and judicial decisions, in each case as of the date of this prospectus. These authorities are subject to differing interpretations and may be changed, perhaps retroactively, resulting in U.S. federal income tax consequences different from those discussed below.

This discussion is for general purposes only. All holders are urged to consult with their tax advisors as to the specific tax consequences to them of the exchange of Restricted Notes for Registered Notes in light of their particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

Consequences of Tendering Restricted Notes

The exchange of Restricted Notes for Registered Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Restricted Notes for Registered Notes, your basis in the Registered Notes will be the same as your basis in the Restricted Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Registered Notes will include your holding period for the Restricted Notes exchanged.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Registered Notes received in exchange for Restricted Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Microsoft has agreed that, for a period of up to 180 days after the expiration date of the exchange offers, if requested by one or more such broker-dealers, Microsoft will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Registered Notes by any such broker-dealers.

Microsoft will not receive any proceeds from any sale of Registered Notes by broker-dealers. Registered Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Registered Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Registered Notes. Any broker-dealer that resells Registered Notes that were received by it for its own account pursuant to the exchange offers, and any broker or dealer that participates in a distribution of such Registered Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Registered Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

Each broker-dealer that receives Registered Notes for its own account pursuant to the exchange offers will be deemed to acknowledge that it will deliver a prospectus in connection with any resale of such Registered Notes and by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date of the exchange offers, Microsoft will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in writing to the exchange agent. Microsoft has agreed to pay certain expenses incident to the exchange offers (including the expenses of one counsel for the holders of the Registered Notes) other than commissions or concessions of any brokers or dealers and Microsoft will indemnify the holders of the Registered Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Registered Notes will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California, and, with respect to matters of Washington law, by Keith R. Dolliver, Esq. our Deputy General Counsel.

Mr. Dolliver beneficially owns, or has the right to acquire, an aggregate of less than 0.01% of the common stock of Microsoft Corporation.

EXPERTS

The financial statements of Microsoft Corporation as of June 30, 2023 and June 30, 2022, and for each of the three years in the period ended June 30, 2023 incorporated by reference in this Prospectus, and the effectiveness of Microsoft Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended September 30, 2023 and 2022, December 31, 2023 and 2022, and March 31, 2024 and 2023, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2023, December 31, 2023, and March 31, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Our SEC filings are available to the public at the internet website maintained by the SEC at http://www.sec.gov. You will also be able to obtain many of these documents, free of charge, from us by accessing our website at http://www.microsoft.com under the “Investors” link and then the “SEC Filings” link. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and our securities.

The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) filed after the date of this prospectus and until the exchange offers described in this prospectus are completed or otherwise terminated. The documents we incorporate by reference include:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2023, December 31, 2023 and March 31, 2024;

•

our Current Reports on Form 8-K filed with the SEC on July  3, 2023, October  11, 2023, October 13, 2023, October  16, 2023, October 30, 2023, November 6, 2023, December 8, 2023, January 19, 2024 (Item 1.05 only) and March 8, 2024 (Item 1.05 only); and

•

our Definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on October 19, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise specified in such current report) filed after the date of the registration statement and prior to the date on which the exchange offers are consummated.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

Attention: Investor Relations

Telephone: 800-285-7772 (U.S.) or (425) 706-4400 (international)

Except as expressly provided above, no other information is incorporated by reference into this prospectus.

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

FOR

ANY AND ALL OUTSTANDING RESTRICTED NOTES

SET FORTH OPPOSITE THE CORRESPONDING REGISTERED NOTES

REGISTERED NOTES	RESTRICTED NOTES

$762,661,000 3.400% Notes due 2026 (CUSIP No. 594918CN2)	$762,661,000 3.400% Notes due 2026 (CUSIP Nos. 594918CG7 and U59340AH9)

$354,793,000 3.400% Notes due 2027 (CUSIP No. 594918CQ5)	$354,793,000 3.400% Notes due 2027 (CUSIP Nos. 594918CH5 and U59340AJ5)

$448,585,000 1.350% Notes due 2030 (CUSIP No. 594918CS1)	$448,585,000 1.350% Notes due 2030 (CUSIP Nos. 594918CJ1 and U59340AK2)

$394,262,000 4.500% Notes due 2047 (CUSIP No. 594918CU6)	$394,262,000 4.500% Notes due 2047 (CUSIP Nos. 594918CK8 and U59340AL0)

$1,440,382,000 2.500% Notes due 2050 (CUSIP No. 594918CW2)	$1,440,382,000 2.500% Notes due 2050 (CUSIP Nos. 594918CL6 and U59340AM8)

PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (“WBCA”) authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through .550 of the WBCA; provided, however, that no such indemnity shall be made for or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property, or services to which the director is not legally entitled.

The Registrant’s Amended and Restated Articles of Incorporation require indemnification of the Registrant’s officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law. The Registrant’s Amended and Restated Articles of Incorporation provide for procedures for those seeking indemnification and/or advancement of expenses. In addition, as authorized by Section 23B.08.320 of the WBCA, the Registrant’s Amended and Restated Articles of Incorporation contain a provision eliminating the personal liability of directors to the Registrant or its shareholders for monetary damages for conduct as a director, except for (a) omissions involving intentional misconduct by the director or a knowing violation of law by the director, (b) conduct violating Section 23B.08.310 of the WBCA or (c) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

The Registrant has established an indemnification trust (“2016 Directors’ Trust”) to fund the Registrant’s obligations to indemnify and/or advance expenses to directors arising from their board service in the event the Registrant does not or is financially unable to provide the indemnification and/or advancement. As required by the 2016 Directors’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The Registrant also has an indemnification trust (“2016 Officers’ Trust”) that funds the Registrant’s indemnification obligations to certain past and present officers arising from their activities as such. As required by the 2016 Officers’ Trust agreement, the Registrant has funded a minimum balance of principal assets of no less than $50 million in the trust. The 2016 Directors’ Trust and 2016 Officers’ Trust are successors to certain trusts originally established in 1993, and amended from time to time, to fund Registrant’s indemnification obligations to directors and officers. The Registrant has also entered into separate indemnification agreements with certain of its directors and executive officers.

Item 21. Exhibits and Financial Statement Schedules

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of Microsoft Corporation		8-K		3.1	12/1/2016

3.2	Bylaws of Microsoft Corporation		8-K		3.2	7/3/2023

4.1	Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		S-3ASR		4.1	10/29/2015

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.2	Form of First Supplemental Indenture for 2.95% Notes due 2014, 4.20% Notes due 2019, and 5.20% Notes due 2039, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture		8-K		4.2	5/15/2009

4.3	Form of Second Supplemental Indenture for 0.875% Notes due 2013, 1.625% Notes due 2015, 3.00% Notes due 2020, and 4.50% Notes due 2040, dated as of September 27, 2010, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.2	9/27/2010

4.4	Third Supplemental Indenture for 2.500% Notes due 2016, 4.000% Notes due 2021, and 5.300% Notes due 2041, dated as of February 8, 2011, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.2	2/8/2011

4.5	Fourth Supplemental Indenture for 0.875% Notes due 2017, 2.125% Notes due 2022, and 3.500% Notes due 2042, dated as of November 7, 2012, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	11/7/2012

4.6	Fifth Supplemental Indenture for 2.625% Notes due 2033, dated as of May 2, 2013, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	5/1/2013

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.7	Sixth Supplemental Indenture for 1.000% Notes due 2018, 2.375% Notes due 2023, and 3.750% Notes due 2043, dated as of May 2, 2013, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.2	5/1/2013

4.8	Seventh Supplemental Indenture for 2.125% Notes due 2021 and 3.125% Notes due 2028, dated as of December 6, 2013, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	12/6/2013

4.9	Eighth Supplemental Indenture for 1.625% Notes due 2018, 3.625% Notes due 2023, and 4.875% Notes due 2043, dated as of December 6, 2013, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.2	12/6/2013

4.10	Ninth Supplemental Indenture for 1.850% Notes due 2020, 2.375% Notes due 2022, 2.700% Notes due 2025, 3.500% Notes due 2035, 3.750% Notes due 2045, and 4.000% Notes due 2055, dated as of February 12, 2015, between Microsoft Corporation and U.S. Bank National Association, as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	2/12/2015

4.11	Tenth Supplemental Indenture for 1.300% Notes due 2018, 2.000% Notes due 2020, 2.650% Notes due 2022, 3.125% Notes due 2025, 4.200% Notes due 2035, 4.450% Notes due 2045, and 4.750% Notes due 2055, dated as of November 3, 2015, between Microsoft Corporation and U.S. Bank National Association, as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	11/3/2015

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.12	Eleventh Supplemental Indenture for 1.100% Notes due 2019, 1.550% Notes due 2021, 2.000% Notes due 2023, 2.400% Notes due 2026, 3.450% Notes due 2036, 3.700% Notes due 2046, and 3.950% Notes due 2056, dated as of August 8, 2016, between Microsoft Corporation and U.S. Bank, National Association, as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	8/5/2016

4.13	Twelfth Supplemental Indenture for 1.850% Notes due 2020, 2.400% Notes due 2022, 2.875% Notes due 2024, 3.300% Notes due 2027, 4.100% Notes due 2037, 4.250% Notes due 2047, and 4.500% Notes due 2057, dated as of February 6, 2017, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	2/3/2017

4.14	Thirteenth Supplemental Indenture for 2.525% Notes due 2050 and 2.675% Notes due 2060, dated as of June 1, 2020, between Microsoft Corporation and U.S. Bank National Association, as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	6/1/2020

4.15	Fourteenth Supplemental Indenture for 2.921% Notes due 2052 and 3.041% Notes due 2062, dated as of March 17, 2021, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.1	3/12/2021

4.16	Fifteenth Supplemental Indenture for 3.400% Notes due 2026, 3.400% Notes due 2027, 1.350% Notes due 2030, 4.500% Notes due 2047 and 2.500% Notes due 2050, dated as of November 6, 2023, between Microsoft Corporation and The Bank Of New York Mellon Trust Company, N.A., as Trustee, to the Indenture, dated as of May 18, 2009, between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee		8-K		4.2	11/6/2023

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

4.17	Form of 3.400% Notes due 2026 (included in Exhibit 4.16)

4.18	Form of 3.400% Notes due 2027 (included in Exhibit 4.16)

4.19	Form of 1.350% Notes due 2030 (included in Exhibit 4.16)

4.20	Form of 4.500% Notes due 2047 (included in Exhibit 4.16)

4.21	Form of 2.500% Notes due 2050 (included in Exhibit 4.16)

4.22	Registration Rights Agreement, dated as of November 6, 2023, by and among Microsoft Corporation, BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc., CastleOak Securities, L.P., Drexel Hamilton, LLC, Loop Capital Markets LLC, MFR Securities, Inc., Mischler Financial Group, Inc., RBC Capital Markets, LLC, Samuel A Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC		8-K		4.8	11/6/2023

5.1	Opinion of Simpson Thacher & Bartlett LLP, regarding the validity of the securities being registered	X

5.2	Opinion of Keith R. Dolliver, Esq., Microsoft Corporation’s Deputy General Counsel and Corporate Secretary, as to matters of the law of the State of Washington	X

10.1*	Microsoft Corporation 2001 Stock Plan		10-Q	9/30/2016	10.1	10/20/2016

10.4*	Microsoft Corporation Employee Stock Purchase Plan		10-K	6/30/2012	10.4	7/26/2012

10.5*	Microsoft Corporation Deferred Compensation Plan		10-K	6/30/2018	10.5	8/3/2018

10.6*	Microsoft Corporation 2017 Stock Plan		DEF14A		Annex C	10/16/2017

10.7*	Form of Stock Award Agreement Under the Microsoft Corporation 2017 Stock Plan		10-Q	3/31/2018	10.26	4/26/2018

10.8*	Form of Performance Stock Award Agreement Under the Microsoft Corporation 2017 Stock Plan		10-Q	3/31/2018	10.27	4/26/2018

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

10.9	Amended and Restated Officers’ Indemnification Trust Agreement between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee		10-Q	9/30/2016	10.12	10/20/2016

10.10	Assumption of Beneficiaries’ Representative Obligations Under Amended and Restated Officers’ Indemnification Trust Agreement		10-K	6/30/2020	10.25	7/30/2020

10.11	Form of Indemnification Agreement and Amended and Restated Directors’ Indemnification Trust Agreement between Microsoft Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee		10-K	6/30/2019	10.13	8/1/2019

10.12	Assumption of Beneficiaries’ Representative Obligations Under Amended and Restated Directors’ Indemnification Trust Agreement		10-K	6/30/2020	10.26	7/30/2020

10.14*	Microsoft Corporation Deferred Compensation Plan for Non-Employee Directors		10-Q	12/31/2017	10.14	1/31/2018

10.15*	Microsoft Corporation Executive Incentive Plan		8-K		10.1	9/19/2018

10.19*	Microsoft Corporation Executive Incentive Plan		10-Q	9/30/2016	10.17	10/20/2016

10.20*	Form of Executive Incentive Plan (Executive Officer SAs) Stock Award Agreement under the Microsoft Corporation 2001 Stock Plan		10-Q	9/30/2016	10.18	10/20/2016

10.21*	Form of Executive Incentive Plan Performance Stock Award Agreement under the Microsoft Corporation 2001 Stock Plan		10-Q	9/30/2016	10.25	10/20/2016

10.22*	Senior Executive Severance Benefit Plan		10-Q	9/30/2016	10.22	10/20/2016

10.23*	Offer Letter, dated February 3, 2014, between Microsoft Corporation and Satya Nadella		8-K		10.1	2/4/2014

10.24*	Long-Term Performance Stock Award Agreement between Microsoft Corporation and Satya Nadella		10-Q	12/31/2014	10.24	1/26/2015

10.25*	Offer Letter, dated October 25, 2020, between Microsoft Corporation and Christopher Young		10-Q	9/30/2021	10.27	10/26/2021

15.1	Awareness Letter of Deloitte & Touche LLP	X

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)	X

23.2	Consent of Keith R. Dolliver, Esq. (included in Exhibit 5.2)	X

23.3	Consent of Deloitte & Touche LLP	X

24.1	Powers of Attorney (contained in signature page)	X

25.1	Statement of Eligibility of Trustee on Form T-1	X

107	Filing Fee Table	X

*	Indicates a management contract or compensatory plan or arrangement.

Item 22. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on April 26, 2024.

MICROSOFT CORPORATION

/s/ Satya Nadella
Name: Satya Nadella, Title: Chief Executive Officer

The undersigned directors and officers of Microsoft Corporation hereby constitute and appoint Satya Nadella, Amy E. Hood and Alice L. Jolla and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement and supplements to this registration statement, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 26, 2024.

Signature	Title

/s/ Satya Nadella Satya Nadella	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Reid Hoffman Reid Hoffman	Director

/s/ Hugh F. Johnston Hugh F. Johnston	Director

/s/ Teri L. List Teri L. List	Director

/s/ Catherine MacGregor Catherine MacGregor	Director

/s/ Mark A. L. Mason Mark A. L. Mason	Director

/s/ Sandra E. Peterson Sandra E. Peterson	Director

/s/ Penny S. Pritzker Penny S. Pritzker	Director

Signature	Title

/s/ Carlos Rodriguez Carlos Rodriguez	Director

/s/ Charles W. Scharf Charles W. Scharf	Director

/s/ John W. Stanton John W. Stanton	Director

/s/ Emma Walmsley Emma Walmsley	Director

/s/ Amy E. Hood Amy E. Hood	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Alice L. Jolla Alice L. Jolla	Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)